UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2006, the registrant entered into a Professional Services Agreement (the "Professional Services Agreement") with Accenture LLP ("Accenture"). Pursuant to the terms of the Professional Services Agreement, Accenture will perform and manage for the registrant certain human resources, payroll, procurement, accounts payable and other business process products and services. The Professional Services Agreement terminates on December 31, 2012. The registrant has the right to extend the initial term of the Professional Services Agreement for up to one year on the same rates, charges and terms and conditions by giving Accenture notice of its intent to extend the termination date of the Professional Services Agreement no less than ninety (90) days prior to the expiration date of the initial term. The Professional Services Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Professional Services Agreement, dated as of January 25, 2006, by and between New Century Financial Corporation and Accenture LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

January 31, 2005	By:	/s/ Robert K. Cole

Name: Robert K. Cole
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Professional Services Agreement, dated as of January 25, 2006, by and between New Century Financial Corporation and Accenture LLP.